                                                                   EXHIBIT 10(d)


                               PROMISSORY NOTE


-------------------------------------------------------------------------------------------------------------------
  Principal        Loan Date     Maturity      Loan No.    Call    Collateral    Account     Officer      Initials
$2,000,000.00      08-31-1995   07-31-1996       00001      4A         UN         185043       1094         [sig]
-------------------------------------------------------------------------------------------------------------------


References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Borrower:        ALLIED CAPITAL LENDING CORPORATION (TIN:
                 52-1081052)
                 1666 K STREET, NW SUITE 901
                 WASHINGTON, DC 20006



LENDER:          THE RIGGS NATIONAL BANK OF WASHINGTON, D.C.
                 800 17TH STREET, N.W.
                 WASHINGTON, DC 20006



Principal Amount: $2,000,000.00     Initial Rate: 9.000%     Date of Note:  August 31, 1995

PROMISE TO PAY. ALLIED CAPITAL LENDING CORPORATION ("Borrower") promises to pay to The Riggs National Bank of Washington, D.C. ("Lender"), or order, in lawful money of the United States of America, the principal amount of Two Million & 00/100 Dollars ($2,000,000.00) or so much as may be outstanding, together with Interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan on demand, or if no demand is made, in one payment of all outstanding principal plus all accrued unpaid interest on July 31, 1996. In addition, Borrower will pay regular monthly payments of accrued unpaid interest beginning October 1, 1995, and all subsequent interest payments are due on the same day of each month after that. Interest on this
Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the annual interest rate over the number of days in a year, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Prime Rate as Published in The Wall Street Journal (the "Index"). The term "Prime Rate" shall mean the rate reported in The Wall Street Journal newspaper in its "Money Rates" column as the Prime Rate and, if more than one rate or a range of rates are reported as the Prime Rate, then the highest such rate, changing as and when such rate shall change (the "Wall Street Journal Prime Rate"). If The Wall Street Journal shall cease to publish a Prime Rate, then "Prime Rate" shall mean that rate announced from time to time by The Riggs National Bank of Washington, D.C. ("Riggs") as its prime rate of interest, which rate may or may not change from time to time in Riggs' sole discretion, Riggs having no obligation to reset the rate at any time or for any reason (the "Riggs Prime Rate"). The "Prime Rate," as determined by either method, is not necessarily the lowest rate charged by the Lender on loans. The Borrower further acknowledges that with respect to all matters relevant hereto, a certificate signed by an officer of Lender setting forth the Prime Rate in effect on any applicable date shall be conclusive and binding. The Borrower expressly acknowledges and agrees that (i) the Wall Street Journal Prime Rate and the Riggs Prime Rate are independent reference rates which may or may not change at the same time, with the same frequency, or in the same amounts, and (ii) there is no guaranty that by using the Wall Street Journal Prime Rate as a reference rate the interest charged on the Promissory Note will always or at any time be less than if the Riggs Prime Rate was used as the reference rate. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. The Index currently is 8.750% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 0.250 percentage points over the Index, resulting in an initial rate of 9.000% per annum. NOTICE:
Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (g) Any of the events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired. (i) Lender in good faith deems itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, immediately due and payable, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 3.250 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law. This Note shall be governed by, construed and enforced in accordance with the laws of the District of Columbia. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either party against the other.

CONFESSION OF JUDGMENT. Borrower hereby irrevocably authorizes and empowers any attorney-at-law to appear in any court of record and to confess judgment against Borrower for the unpaid amount of this Note as evidenced by an affidavit signed by an officer of Lender setting forth the amount then due, plus costs of suit, and to release all errors, and waive all rights of appeal. If a copy of this Note, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as Lender may elect until all amounts owing on this Note have been paid in full.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts hold jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA, Keogh, and trust accounts. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

08-31-1995                         PROMISSORY NOTE                           Page 2
                                     (Continued)

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested either orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following party or parties are authorized to request advances under the line of credit until Lender receives from Borrower at Lender's address shown above written notice of revocation of their authority: Katherine C. Marien, President. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender, or (e) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower.

GENERAL PROVISIONS. This Note is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Note on its demand. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

ALLIED CAPITAL LENDING CORPORATION

By: /s/ KATHERINE C. MARIEN            (SEAL)
    -----------------------------------
    Katherine C. Marien, President

ATTEST:


/s/ THOMAS R. SALLEY
---------------------                    (Corporate Seal)
   Secretary

Variable Rate.  Line of Credit.   LASER PRO, Reg. U.S. Pat. & T.M. Off., Ver.
3.20 (c) 1995 CFI ProServices, Inc. All rights reserved.[DC-D20 ALL
CAPLN.LN C1.OVL]

                        1995 REPLACEMENT PROMISSORY NOTE


$15,000,000.00                                                   July 26, 1995

     ALLIED CAPITAL LENDING CORPORATION, a corporation organized under the laws of Maryland (the "Borrower"), for value received, hereby promises to pay to the order of THE RIGGS NATIONAL BANK OF WASHINGTON, D.C. (the "Bank") at its office, 800 17th Street, N.W., Washington, D.C. 20006, in lawful money of the United States and in immediately available funds the principal sum of fifteen million and no/100 dollars ($15,000,000.00) or, if less, the aggregate unpaid principal amount of all loans advanced or re-advanced by the Bank to the Borrower hereunder.

          1.        Payment of Principal and Interest; Prepayment; Etc.

                    (a) Principal Payments. The principal amount of each loan hereunder and all other amounts due hereunder shall be due on July 31, 1996.

                    (b) Interest Rate; Interest Payments. This Note shall bear interest on the unpaid principal balance hereof from its date until maturity, payable on the first day of each month commencing with the first such date after the date hereof, and at maturity, at a rate per annum (calculated on the basis of a 360 day year for the actual number of days involved) for each Rate Period (and shall be fixed for the duration of each Rate Period) equal to two and two-tenths percent (2.20%) in excess of LIBOR for such Rate Period. As used herein:

          "Eurodollar Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the District of Columbia, or London, England are generally authorized to close.

          "Governmental Authority" includes, without limitation, any department, commission, board, bureau, agency, administration, service or other instrumentality of the United States of America or any state, District of Columbia, municipality or any other governmental entity.

          "LIBOR" means, for each Rate Period, the rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) which is equal to the London interbank offered rate at which deposits in U.S. Dollars are offered by banks in London, England in the London interbank Eurodollar market for a period of time equal to the Rate Period as reported to the Bank by an On-Line Information Service at approximately 10:00 a.m. (Washington, D.C. time) on the first Eurodollar Business Day of the calendar week in which such Rate Period commences. LIBOR is not necessarily the rate at which the Bank offers or receives interbank deposits in the London interbank Eurodollar market or elsewhere. If



                                IMPORTANT NOTICE

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

          for any reason the Bank is unable to access an On-Line Information Service, or if none of the Bank's On-Line Information Services reports a LIBOR, then the Bank shall use the comparable rate published in the "Money Rates" column of The Wall Street Journal newspaper. The Bank shall, promptly upon request, notify the Borrower telephonically of LIBOR. The determination by the Bank of LIBOR shall be final and conclusive and shall be binding upon the parties hereto in the absence of manifest error.

          "On-Line Information Service" means a textline or other on-line information service provided to the Bank by any of Reuters Information Services, Inc., Knight-Ridder Financial/Americas, Dow Jones Telerate Inc. or Bloomberg Financial Markets News Services.

          "Rate Period" means each 30-day period following the date hereof. If any Rate Period would otherwise begin on a day which is not a Eurodollar Business Day, such Rate Period shall begin on the next preceding day which is a Eurodollar Business Day.

          If (i) dollar deposits in the requested amount and for the applicable rate period are not available in the applicable money market or are not available in sufficient quantities for the Bank, in its sole discretion, to ascertain the LIBOR, (ii) in the sole judgment of the Bank it becomes unlawful or impracticable for the Bank to maintain loans based upon the LIBOR for any reason, including, without limitation, the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, or (iii) the Bank, in good faith, determines that it is impracticable to maintain loans based on the LIBOR because of increased taxes, regulatory costs, reserve requirements, expenses or any other costs or charges that affect the LIBOR rate, then upon the occurrence of any of the above events, the interest rate hereunder shall be immediately (or at the option of the Bank, at the end of the current Rate Period), without further action of the Borrower or the Bank, converted to the rate which is equal to the Prime Rate (the "Prime Rate Option"). Notwithstanding the foregoing, in the event any of the conditions enumerated in subparagraphs (i) through (iii) occurs, the Bank agrees to provide notice thereof to the Borrower. During the thirty (30) day period following the receipt of such notice, the Bank and the Borrower shall negotiate in good faith with a view toward modifying the terms of this Note to provide a substitute basis for the LIBOR which is financially a substantial equivalent. If during such thirty (30) day period the Bank and the Borrower shall agree in writing upon such substitute basis, then such substitute basis shall be retroactive to and effective from the date of such notice (or at the option of Bank, at the end of the current Rate Period). If during such thirty (30) day period the Bank and the Borrower shall not agree upon such substitute basis, then the LIBOR rate shall be converted to the Prime Rate Option as set forth above.

          After maturity, whether by acceleration or otherwise, this Note shall bear interest payable on demand at a rate per annum equal to 2% in excess of the Prime Rate, changing as and when the Prime Rate shall change. To the extent permitted by law, any payment of interest on this Note not made when due shall bear interest from the date when due until payment is made payable on demand, at a rate per annum equal to 2% in excess of the Prime Rate, changing as and when the Prime Rate shall change.

                    "Prime Rate" means the rate reported in The Wall Street Journal newspaper in its "Money Rates" column as the prime rate and, if more than one rate or a range of rates is reported as the prime rate, then the "Prime Rate" shall mean the higher or highest such rate. If The Wall Street Journal shall cease to publish a Prime Rate, then "Prime Rate" shall mean that rate announced from time to time by the Bank as its prime rate of interest, which rate may or may not change from time to time in the Bank's sole discretion, the Bank having no obligation to reset the rate at any time or for any reason. The "Prime Rate" as determined by either method is used as a reference rate for fixing the lending rates on certain commercial loans and is not necessarily the lowest or most favorable rate of interest charged by the Bank on loans. The Borrower acknowledges that with respect to all matters relevant hereto a certificate signed by an officer of the Bank, setting forth the "Prime Rate" in effect on any applicable date, shall be binding and conclusive.

                    (c) Prepayment. This Note may be prepaid in whole at any time, or in part from time to time, without premium or penalty. This Note shall immediately be prepaid to the extent that the principal amount hereof at any time exceeds the Maximum Amount (as defined in the Line of Credit, Security and Pledge Agreement hereinafter defined).

                    (d) Advances; Evidence of Amounts Due. This Note is held by the Bank as a master note against which loans may be advanced in lesser amount(s) than the principal amount. The Borrower shall be liable only for so much of the principal amount as shall be equal to the total of the amounts advanced or re-advanced against this Note to or for the Borrower by the Bank from time to time, less all payments made by or for the Borrower and applied by the Bank to principal. The Borrower shall also be liable for interest on each such advance or re-advance as shown on the Bank's books and records, provided that the rate of such interest is in accordance with the applicable rate or rates specified in this Note. The Borrower acknowledges that a statement signed by an officer of the Bank setting forth the amount of principal and interest owed hereon as reflected in such books and records shall be presumptive evidence of the facts stated therein and shall, absent manifest error, be conclusive and binding. Any statement of account delivered to the Borrower shall be deemed correct and accepted unless a written statement of exceptions thereto is delivered to the Bank within 30 days after mailing of such statement of account. In making any advance or re-advance hereunder, the Bank shall be entitled to rely upon any notice of borrowing or other instructions, whether oral, written or by any form of telecommunication, purporting to be made by a person designated to the Bank by the Borrower as an Authorized Representative of the Borrower, and deposit of the proceeds of an advance or re-advance hereunder in a deposit account in the name of the Borrower or the remittance of any proceeds to persons designated in such instructions shall conclusively establish that such loan was duly made hereunder.

                    (e) Payments Due on Non-Business Days. A "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the District of Columbia are generally authorized to close. If any installment of principal on this Note becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension. If any payment of interest on any loan evidenced by this Note becomes due and payable on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, together with interest accrued during such extension.

          2. Use of Loans. The loans made hereunder shall be used for the purpose of carrying on a business or commercial activity within the meaning of the District of Columbia Code Sections 28-3301(d)(1)(B).

          3. Events of Default, Remedies. The occurrence of any Event of Default under the Line of Credit, Security and Pledge Agreement (hereinafter defined) shall constitute an Event of Default hereunder. Upon the occurrence of an Event of Default, the Bank is entitled to exercise the remedies set forth in such Line of Credit Agreement.

          4. Expenses. The Borrower agrees to pay all out-of-pocket charges and expenses incurred by the Bank (including the reasonable fees and expenses of its outside counsel and, in the case of salaried counsel employed by the Bank, the cost (as determined by the Bank) of the services of such counsel calculated on an hourly basis) in connection with the negotiation, preparation and execution of this Note and any amendments, waivers, modifications or supplements hereto, and the enforcement of any provision of this Note or any amendment, waiver, modification or supplement hereto and the collection of this Note.

          5. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default the Bank and any branch or affiliate acting on its behalf is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding any third party funds held in escrow or in trust by the Borrower, which funds are not commingled with other funds in the Borrower's general account) at any time held and other indebtedness at any time owing by the Bank or any branch or affiliate of the Bank acting on its behalf to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Note or otherwise irrespective of whether the Bank shall have made any demand under this Note and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such set-off and application, provided, that, the failure to give such notice shall not affect the validity of such set-off and application. Although the Bank may in its discretion take any act to confirm, indicate, or otherwise evidence a set-off, such act shall not be deemed to be necessary for an effective set-off. The rights of the Bank under this paragraph 5 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

          6. Waivers and Consents; Confession of Judgment. Except as otherwise expressly set forth herein, the Borrower and all endorsers, guarantors, and sureties of this Note (collectively the "Obligors") severally
(a) waive all applicable exemption rights, whether under the laws of the District of Columbia or otherwise, and also waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of acceleration, and diligence in collecting this Note, (b) agree to the release of any party primarily or secondarily liable hereon and agree that it will not be necessary for any holder hereof, in order to enforce payment of this Note by any party, to first institute suit against any other Obligor, and (c) consent to any one or more extensions or postponements of time of payment of this Note on any terms or any other indulgences with respect thereto. THE PLEADING OF ANY STATUTE OF LIMITATIONS AS A DEFENSE TO ANY DEMAND AGAINST THE BORROWER OR THE OBLIGORS, AND THE RIGHT OF THE BORROWER AND ANY OBLIGOR TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING IN CONNECTION HEREWITH, ARE HEREBY EXPRESSLY WAIVED. Any acknowledgment, waiver, new promise, payment of principal or interest or otherwise by any

Obligor, with respect to the Obligations hereunder, shall be deemed to be made as agent of each other Obligor for the purposes hereof, and shall, if the statute of limitations in favor of any Obligor against the Bank shall have commenced to run, toll the running of such statute of limitations, and if such statute of limitations shall have expired, prevent the operation of such statute. The Borrower hereby authorizes any Clerk of any Court of Record in State of Maryland to enter judgment by confession against the Borrower in favor of the holder of this Note for the full amount of the indebtedness due hereunder, interest and cost, including attorney's fees of fifteen percent (15%), waives summons and other process and does further consent to the immediate execution of said judgment, expressly waiving the benefit of any homestead or other exemption laws. If judgment is to be entered in the Commonwealth of Virginia, the Borrower hereby duly constitutes and appoints Linda A. Madrid or James P. Cooke (any of whom may act alone) the Borrower's true and lawful attorney in fact, for the Borrower, in Borrower's name, place and stead, and upon default of payment hereof as set forth herein to confess judgment against the Borrower, in the Circuit Court of Arlington County, Virginia or in any other Court of Record in the Commonwealth of Virginia, upon such Obligation, including all costs of collection, attorney's fees of fifteen percent (15%) and court costs, hereby ratifying and confirming the acts of said attorney in fact as fully as if done by themselves, expressly waiving benefit of any homestead or other exemption laws. If judgment is to be entered in the District of Columbia, the Borrower authorizes, Linda A. Madrid or James
P. Cooke (any of whom may act alone), to appear in any court of record in the District of Columbia, or any court of the United States, when the obligations have become due and in accordance with applicable law, and confess judgment against the Borrower in favor of the Bank, with interest, together with the costs of suit, and thereupon to release all errors and waive all rights of appeal. If and to the extent that the signature of an attorney for the Borrower is required under any applicable rule or procedure for the entry of a confession of judgment, the Borrower hereby appoints and constitutes all or any of the aforesaid persons their attorney in fact and at law to execute and deliver such confession of judgment on their behalf (any of whom may act alone pursuant to this power of attorney), and further agrees that any conflict of interest inherent in such arrangement is irrevocably waived, and agrees that such power of attorney shall be deemed coupled with an interest and shall be irrevocable. If any provision or term of this note is left blank or contains a blank through oversight or by intent, the Borrower and each party consents to and authorizes the bank to complete such provision or blank as appropriate at any time.

          7. Governing Law, Jurisdiction, Notice, Etc. This Note is deemed to be a contract under the laws of the District of Columbia (except for the conflict of law provisions thereof) and shall be governed by, and construed in accordance with, the laws of such jurisdiction. Wherever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. If any action arising out of this Note is commenced in any District of Columbia or Federal court located in the District of Columbia, each party signatory hereto hereby consents to the jurisdiction of any such court in any such action and to the laying of venue in the District of Columbia. Any process in such action shall be duly served if mailed by registered mail, postage prepaid, to the Borrower at its address given herein or its last known business address, or if otherwise served in acceptance with law. Any other notice or demand hereunder may be made by hand delivery or certified or registered mail, return receipt requested, to such address, with the same effect as if delivered in person.

          8. Incorporated Provisions. This Note is the Note referred to in a Line of Credit, Security and Pledge Agreement dated as of August 31, 1994, as amended from time to time, between the Borrower and the Bank (the "Line of Credit, Security and Pledge Agreement"), referred to herein above, and is subject to payment and acceleration upon the terms specified therein, and hereby incorporates by reference all of the provisions thereof.



                                         ALLIED CAPITAL LENDING CORPORATION

                                         By: /s/ KATHERINE C. MARIEN
                                             ---------------------------
                                         Name: Katherine C. Marien
                                         Title: President

                                   EXHIBIT A

                                LIBOR PROVISIONS

          This Exhibit A is attached to and forms a part of that certain 1995 Replacement Promissory Note (as amended, modified, supplemented or replaced from time to time, the "Note"), dated July 26, 1995, in the principal amount of $15,000,000.00, made by ALLIED CAPITAL LENDING CORPORATION, a Maryland corporation (the "Borrower") and payable to the order of THE RIGGS NATIONAL BANK OF WASHINGTON, D.C., a national banking association (the "Bank"). Terms defined in the Note and not otherwise defined herein shall have the same defined meanings when such terms are used herein.

          1. "Governmental Authority" includes, without limitation, any department, commission, board, bureau, agency, administration, service or other instrumentality of the United States of America or any state, District of Columbia, municipality or any other governmental entity.

          2. Funding. The Bank shall be entitled, but not obligated, to fund all or any portion of the principal amount of the Note in any manner it may determine in its sole discretion, including, without limitation, in the London interbank market and within the United States, but all calculations and transactions hereunder shall be conducted as though the Bank actually funds the total principal amount of the Note through the purchase in London of offshore dollar deposits in maturities corresponding to the applicable Rate Period.

          3. Taxes. All payments with respect to funds based on LIBOR (including, without limitation, payments of principal and interest) are payable free and clear of any and all present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges (the "Taxes"). If, as a result of any change in applicable law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof, or the introduction of any law or regulation, any Taxes are required to be withheld or deducted from any amount payable to the Bank with respect to funding based on LIBOR, the amount payable will be increased to the amount which, after deduction from such increased amount of all Taxes required to be withheld or deducted therefrom, will yield to the Bank the amount stated to be payable with respect thereto. The Borrower will execute the deliver to the Bank at its request such further instruments as may be necessary or desirable to give full force and effect to any such increase, including, but not limited to, a new Note to be issued in exchange for this Note. The Borrower will also hold the Bank harmless and indemnify it for any stamp or other taxes with respect to the preparation, execution, delivery, performance or enforcement of this Note (all of which shall be included in "Taxes"). The Borrower will, upon the request of the Bank, provide the Bank with evidence satisfactory to it of the payment of any Taxes with respect to the Bank's funding based on LIBOR. If any of the Taxes specified in this Paragraph 3 are paid by the Bank, the Borrower will, upon demand of the Bank, reimburse the Bank for such payments, together with any interest, penalties and expenses in connection therewith, plus interest thereon at the default rate specified in this Note (calculated as if such payments constituted overdue amounts of principal) from the date such payment or payments are made to the date of reimbursement by the Borrower.

          4. Additional Costs. In the event that any time the Bank shall be required to maintain reserves against "Eurocurrency Liabilities" under Regulation D of the Board of Governors of the

Federal Reserve System or in the event that there shall occur any change in applicable law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof or the introduction of any law or regulation subjects the Bank to any tax of any kind whatsoever with respect to its funding based on LIBOR, or changes the basis of taxation of payments to the Bank of principal of or interest payable with respect to any funding based on LIBOR (except for changes in the rate of tax based solely on the overall net income of the Bank) or imposes, modifies or deems applicable any reserve, special deposit, capital ratio or similar requirement against assets held by or deposits in or for the accounts of, or loans by, the Bank or imposes on the Bank, directly or indirectly, any other conditions affecting the funding based on LIBOR or the cost of U.S. dollar deposits obtained by the Bank in the London Eurodollar interbank market, and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining loans based on LIBOR, then the Borrower will pay to the Bank from time to time upon its demand the additional amount or amounts (a certificate of an officer of the Bank setting forth the calculation of such costs shall be conclusive and binding, absent manifest error) necessary to compensate the Bank for such additional costs.

          IN WITNESS WHEREOF, the Borrower has caused this Exhibit A to be duly executed by its duly authorized representatives as of the date first above written.

                                         ALLIED CAPITAL LENDING CORPORATION

                                         By:  /s/ KATHERINE C. MARIEN
                                            ---------------------------
                                         Name:  Katherine C. Marien
                                         Title: President